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Exhibit 5.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement on Form F-10 of The Toronto-Dominion Bank and in the related short form base shelf prospectus of our report dated November 24, 2004 on the consolidated financial statements of The Toronto-Dominion Bank included in its Annual Report (Form 40-F) for the year ended October 31, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP	/s/ PricewaterhouseCoopers LLP
January 5, 2005 Toronto, Canada	January 5, 2005 Toronto, Canada

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Consent of Independent Auditors